Exhibit 10.51

URANIUM RESOURCES, INC.

AND

DONALD C. EWIGLEBEN

AMENDMENT #1

TO

EMPLOYMENT AGREEMENT

January 2, 2012

This Amendment #1 to Employment Agreement (“Amendment”) is made and entered into as of January 2, 2012 (the “Effective Date”), by and between Uranium Resources, Inc., a Delaware corporation (hereafter “Company”), and Donald C. Ewigleben (hereafter “Executive”).

RECITALS

A.                                   The Company and Executive have heretofore entered into an employment agreement dated September 3, 2009 (the “Original Agreement”).

B.                                     The Company and Executive desire to amend the Original Agreement in certain respects and to evidence that amendment by entering into this Amendment effective on the Effective Date.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree that effective on the Effective Date, the Original Agreement is amended as follows:

1.                                       Section 3(b) is hereby amended by deleting $350,000 and substituting in its place $400,000.

2.                                       Section 3(c) is hereby amended by deleting 60% and substituting in its place 100% and deleting 40% and substituting in is place 50%.

3.                                       Section 3(d) is hereby amended by deleting in the second sentence thereof the word “this” before Agreement and inserting in its place “the Original.”

4.                                       Section 3(e) is hereby amended by deleting from the first sentence thereof the words “from the date of this Agreement” and substituting in their place “September 3, 2009” and inserting the word “original” before and the words “of $350,000 per year” after the words “Base Salary.”

5.                                       Section 7(a) (3) is hereby amended by deleting 60% and substituting in its place 100%.

6.                                       Section 7(c) (2) is hereby amended by inserting the words “Two year’s” before the word “Bonus.”

7.                                       Except as amended hereby, the terms of the Original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Executive and the Company have executed this Amendment to be effective for all purposes as of the Effective Date.

EXECUTIVE:

/s/ Donald C. Ewigleben
Donald C. Ewigleben

URANIUM RESOURCES, INC.

By:	/s/ Paul K. Willmott
Paul K. Willmott, Executive Chairman